EXHIBIT 10.53









                           -----------------------------------------------------



                               SECURITY AGREEMENT

                           dated as of August 11, 1999

                                     between

                         GKMG CONSULTING SERVICES, INC.,

                                    as Debtor

                                       and

                              BANK OF AMERICA, N.A.
                            d/b/a NationsBank, N.A.,
                         successor to NationsBank, N.A.,

                                    as Agent
                            ----------------------------------------------------
                                        i

                                TABLE OF CONTENTS



ARTICLE I DEFINITIONS.............................................................................................4
 Section 1.1 Definitions Generally................................................................................4
 Section 1.2 UCC Definitions......................................................................................6

ARTICLE II SECURITY INTERESTS.....................................................................................6
 Section 2.1 Grant of Security Interests..........................................................................6
 Section 2.2 Continuing Liability of the Debtor...................................................................7
 Section 2.3 Sales and Collections................................................................................8
 Section 2.4 Segregation of Proceeds..............................................................................8
 Section 2.5 Verification of Receivables..........................................................................9
 Section 2.6 Release of Collateral................................................................................9

ARTICLE III REPRESENTATIONS AND WARRANTIES.........................................................................
 Section 3.1 Title to Collateral.................................................................................10
 Section 3.2 Validity, Perfection and Priority of Security Interests.............................................10
 Section 3.3 Enforceability of Receivables and Other Intangibles.................................................11
 Section 3.4 Place of Business...................................................................................11
 Section 3.5 Location of Collateral..............................................................................11
 Section 3.6 Trade Names.........................................................................................11
 Section 3.7 Patents and Trademarks..............................................................................11

ARTICLE IV COVENANTS.............................................................................................11
 Section 4.1 Perfection of Security Interests....................................................................12
 Section 4.2 Further Actions.....................................................................................12
 Section 4.3 Change of Name, Identity or Structure...............................................................13
 Section 4.4 Place of Business and Collateral....................................................................13
 Section 4.5 Fixtures............................................................................................13
 Section 4.6 Maintenance of Records..............................................................................13
 Section 4.7 Compliance with Laws................................................................................13
 Section 4.8 Payment of Taxes....................................................................................14
 Section 4.9 Compliance with Terms of Accounts and Contracts.....................................................14
 Section 4.10 Limitation on Liens on Collateral..................................................................14
 Section 4.11 Limitations on Modifications of Receivables and Other Intangibles;
     No Waivers or Extensions....................................................................................14
 Section 4.12 Maintenance of Insurance...........................................................................14
 Section 4.13 Limitations on Dispositions of Collateral..........................................................14
 Section 4.14 Further Identification of Collateral...............................................................15
 Section 4.15 Notices............................................................................................15
 Section 4.16 Change of Law......................................................................................15
 Section 4.17 Right of Inspection................................................................................15
 Section 4.18 Maintenance of Equipment...........................................................................16
 Section 4.19 Covenants Regarding Patent and Trademark Collateral................................................16
 Section 4.20 Termination of Federal Contracts...................................................................17
 Section 4.21 Federal Contracts..................................................................................17
 Section 4.22 Reimbursement Obligation...........................................................................18

ARTICLE V REMEDIES; RIGHTS UPON DEFAULT..........................................................................18
 Section 5.1 UCC Rights..........................................................................................18
 Section 5.2 Payments on Collateral..............................................................................18
 Section 5.3 Possession of Collateral............................................................................19
 Section 5.4 Sale of Collateral; Notice..........................................................................19
 Section 5.5 Rights of Purchasers................................................................................20
 Section 5.6 Additional Rights of the Agent......................................................................20
 Section 5.7 Remedies Not Exclusive, etc.........................................................................21
 Section 5.8 Waiver and Estoppel.................................................................................21
 Section 5.9 Power of Attorney; Powers Coupled With An Interest..................................................22
 Section 5.10 Certain Provisions Relating to Securities..........................................................23
 Section 5.11 Application of Monies..............................................................................23

ARTICLE VI MISCELLANEOUS.........................................................................................24
 Section 6.1 Notices.............................................................................................24
 Section 6.2 No Waiver; Cumulative Remedies......................................................................24
 Section 6.3 Amendments and Waivers..............................................................................24
 Section 6.4 Successors and Assigns..............................................................................24
 Section 6.5 Governing Law.......................................................................................25
 Section 6.6Limitation by Law; Severability......................................................................25
 Section 6.7 Counterparts........................................................................................25
 Section 6.8 Expenses of the Agent...............................................................................25
 Section 6.9 Indemnification.....................................................................................25
 Section 6.10 Termination; Survival..............................................................................26
 Section 6.11 Judicial Proceedings; Waiver of Jury Trial.........................................................26
 Section 6.12 Integration........................................................................................27
 Section 6.13 Authority of Agent.................................................................................27
 Section 6.14 Headings, Bold Type and Table of Contents..........................................................27



Schedule 3.4......         -        Place of Business
Schedule 3.5......         -        Location of Collateral
Schedule 3.6......         -        Trade Names, Division Names, etc.
Schedule 3.7......         -        Patents and Trademarks
Schedule 4.1......         -        UCC Filings
Exhibit A.........         -        Assignment of Federal Contract

24

                               SECURITY AGREEMENT

This SECURITY AGREEMENT, dated as of August 11th, 1999 (as amended, supplemented or modified from time to time, the "Security Agreement"), is made by GKMG Consulting Services, Inc., a District of Columbia corporation (the "Debtor"), and BANK OF AMERICA, N.A. d/b/a NationsBank, N.A., successor to NationsBank, N.A., a national banking association (the "Agent") in its capacity as Agent for the lenders (the "Lenders") from time to time a party to the Revolving Credit Agreement, dated as of November 20, 1998 (as amended, supplemented or otherwise modified from time to time, the "Revolving Credit Agreement"), by and among Hagler Bailly, Inc., a Delaware corporation (the "Company"), the Agent, in its capacity as such thereunder, and the Lenders.
                                                      W I T N E S S E T H:

WHEREAS, pursuant to the Revolving Credit Agreement, the Lenders have severally agreed to make available to the Company a revolving line of credit for Revolving Loans, Swing Line Loans and Standby Letters of Credit in an aggregate principal amount at any time not to exceed the Maximum Available Amount, subject to the terms and conditions contained therein;

WHEREAS, the Company has recently acquired Debtor, and the Company owns directly, all of the issued and outstanding shares of stock of the Debtor;

     WHEREAS, the Debtor constitutes a Material Domestic Subsidiary under the Revolving Credit Agreement;

WHEREAS, pursuant to the provisions of the Revolving Credit Agreement, the Company is required to cause each of its Material Domestic Subsidiaries to execute and deliver to the Agent, for the ratable benefit of the Lenders, a Subsidiary Security Agreement, as more fully provided therein;

WHEREAS, the proceeds of such Revolving Loans, Swing Line Loans and Standby Letters of Credit may be used to enable the Company to make valuable transfers to the Debtor in connection with the operation of its business and for the Permitted Uses;

WHEREAS, the Debtor will derive substantial direct and indirect benefit from such Revolving Loans, Swing Line Loans and Standby Letters of Credit; and

     WHEREAS, the Debtor desires to enter into this Security Agreement for the ratable benefit of the Lenders;

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, and to induce the Lenders to make or maintain their respective Revolving Loans and Swing Line Loans to, and the Issuing Lender to issue or maintain the Standby Letters of Credit under the Revolving Credit Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Debtor hereby agrees with the Agent, for the ratable benefit of the Lenders, as follows:


ARTICLE I.........
                                   DEFINITIONS

Section 1.1.......Definitions  Generally.  Capitalized terms used herein without definition shall have the respective meanings specified in the Revolving Credit Agreement, and the following terms shall have the following meanings (such meanings to be, when appropriate, equally applicable to both the singular and plural forms of the terms defined):

"Account Debtor" shall mean, with respect to any Receivable or Other Intangible, any Person obligated to make payment thereunder, including without limitation any account debtor thereon.

     "Assignment of Claims Act" shall mean the Assignment of Claims Act of 1940, 31 U.S.C. 3727, 41 U.S.C. 15 (1986), ------------------------- as
the same may be amended and any successor statute of similar import.

"Assignment  of Federal  Contract"  shall have the meaning  specified in Section
4.21 hereof.

"Cash  Collateral  Account"  shall have the  meaning  specified  in Section  2.4 hereof.

"Collateral" shall have the meaning set forth in Section 2.1.

"Company" shall have the meaning specified in the preamble hereof.

"Debtor" shall have the meaning specified in the preamble hereof.

"Equipment" shall mean all equipment now owned or hereafter acquired by the Debtor, including all items of machinery, equipment, furnishings and fixtures of every kind, whether affixed to real property or not, as well as all automobiles, trucks and vehicles of every description, trailers, handling and delivery equipment, fittings, special tools, all additions to, substitutions for, replacements of or accessions to any of the foregoing, all attachments, components, parts (including spare parts) and accessories whether installed thereon or affixed thereto and all fuel for any thereof.

"Federal Contract" means any contract or agreement with, involving or for the benefit of the United States of America or any department, agency or instrumentality thereof (collectively, the "U.S. Government"), whether now existing or hereafter arising, in each case as the same may be amended, modified or otherwise supplemented from time to time.

"First Union" means First Union National Bank of Washington, D.C.

"First Union Security Agreement" means the Promissory Note and Security Agreement, dated October 25, 1995, executed by Debtor under its former name, Galland, Kharasch, Morse & Garfinkle, P.C., in favor of First Union, in connection with the First Union Loan Agreement. "First Union Loan Agreement" means that certain Loan Agreement, dated October 25, 1995, between Debtor, under its former name Galland, Kharasch, Morse & Garfinkle, P.C., and First Union.

"Inventory" shall mean all inventory now owned or hereafter acquired by the Debtor, including (i) all goods and other personal property which are held for sale or lease or are furnished or are to be furnished under a contract of service or which constitute raw materials, work in process or materials used or consumed or to be used or consumed in the Debtor's business, (ii) all inventory, wherever located, evidenced by negotiable and non-negotiable documents of title, warehouse receipts and bills of lading, (iii) all of the Debtor's rights in, to and under all purchase orders now owned or hereafter received or acquired by it for goods or services and (iv) all rights of the Debtor as an unpaid seller, including rescission, replevin, reclamation and stopping in transit.

"Lenders" shall have the meaning specified in the preamble hereof.

"Obligations" shall mean any and all now existing or hereafter arising indebtedness, obligations, liabilities and covenants of each Credit Party to any Lender, the Agent, their respective Affiliates, successors and assigns and any other Indemnified Person under or arising out of any Credit Document, including without limitation (i) all Revolving Loans and all Swing Line Loans together with interest thereon and all Standby Letters of Credit, (ii) all fees, expenses, indemnity payments and other amounts due or to become due under the Revolving Credit Agreement, the Revolving Notes, the Swing Line Note or any other Credit Document, (iii) all liabilities and obligations under the Subsidiary Guarantee and any other agreement executed by any Credit Party guarantying the obligations of the Borrower under the Revolving Credit Agreement or any other Credit Document, (iv) all liabilities and obligations under any agreement providing collateral for any of the foregoing (including any Pledge Agreement and the Subsidiary Security Agreements) and (v) any agreement or instrument refinancing or restructuring all or any portion of the obligations and liabilities under any of foregoing or under any successor agreement or note, in each case whether direct or indirect, absolute or contingent or due or to become due.

"Other Intangibles" shall mean all accounts, accounts receivable, contract rights, documents, instruments, notes, chattel paper, money, indemnities, warranties and general intangibles now owned or hereafter acquired by the Debtor including, without limitation, all goodwill, customer lists, permits, federal and state tax refunds, reversionary interests in pension plan assets, Patents, Trademarks, licenses, copyrights and other rights in intellectual property, other than Receivables.

"Patents" shall mean all letters patent of the United States or any other country, and all applications for letters patent of the United States or any other country, in which the Debtor may now or hereafter have any right, title or interest and all reissues, continuations, continuations-in-part or extensions thereof. "Proceeds" shall mean all proceeds, including (i) whatever is received upon any collection, exchange, sale or other disposition of any of the Collateral and any property into which any of the Collateral is converted, whether cash or non-cash, (ii) any and all payments or other property (in any form whatsoever) made or due and payable on account of any insurance, indemnity, warranty or guaranty payable to the Debtor with respect to any of the Collateral, (iii) any and all payments (in any form whatsoever) made or due and payable in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by any governmental body, authority, bureau or agency (or any person, corporation, agency, authority or other entity acting under color of any governmental authority) and (iv) any and all other amounts from time to time paid or payable under or in connection with any of the Collateral.

"Receivables" shall mean all accounts now or hereafter owing to the Debtor, and all accounts receivable, contract rights, documents, instruments or chattel paper representing amounts payable or monies due or to become due to the Debtor, arising from the sale of Inventory or the rendition of services in the ordinary course of business or otherwise (whether or not earned by performance), together with all Inventory returned by or reclaimed from customers wherever such Inventory is located, and all guaranties, securities and liens held for the payment of any such account, account receivable, contract right, document, instrument or chattel paper.

"Security Agreement" shall have the meaning specified in the preamble hereof.

"Trademarks" shall mean all right, title or interest which the Debtor may now or hereafter have in any or all trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, logos, other source of business identifiers, prints and labels on which any of the foregoing have appeared or appear, designs and general intangibles of like nature, now existing or hereafter adopted or acquired, all registrations and recordings thereof and all applications in connection therewith, including without limitation, registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any state thereof or any other country or political subdivision thereof and all reissues, extensions or renewals thereof.

"UCC" shall mean the Uniform Commercial Code in effect on the date hereof in the Commonwealth of Virginia.

     "U.S. Government" has the meaning specified in the definition of Federal Contract contained herein.

Section 1.2.......UCC Definitions.  The uncapitalized terms "account",  "account debtor", "chattel paper", "contract right", "document", "warehouse receipt", "bill of lading", "document of title", "instrument", "inventory", "general intangible", "money", "security", "certificated security", "uncertificated security", "financial asset" and "proceeds" as used in Section 1.1 or elsewhere in this Security Agreement shall have the respective meanings set forth in the UCC.

ARTICLE II........
                               SECURITY INTERESTS

Section  2.1.......Grant of Security  Interests.  To secure the due and punctual payment of all Obligations, howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, now or hereafter existing or due or to become due, whether at maturity or upon acceleration or otherwise, in accordance with the terms thereof and to secure the due and punctual performance of all of the Obligations and in order to induce the Lenders to continue to make or maintain the extensions of credit under and pursuant to the Revolving Credit Agreement, the Debtor hereby pledges, assigns, delivers, conveys and transfers to the Agent, for the ratable benefit of the Lenders, and grants to the Agent, for the ratable benefit of the Lenders, a first priority and continuing security interest in and lien on, all of the Debtor's right, title and interest in, to and under the following, whether now existing or hereafter acquired (the "Collateral") except that, so long as any indebtedness remains outstanding, or any loan commitment remains in effect, under the First Union Loan Agreement, the Debtor only grants to the Agent, for the ratable benefit of the Lenders, a second priority security interest in and lien on that portion of the Collateral in which First Union shall have a perfected security interest under the First Union Security Agreement:

(i)      all Receivables;
(ii)     all Other Intangibles;
(iii)    all Equipment;
(iv)     all Inventory;
(v) to the extent not included in the foregoing, all securities (whether certificated or uncertificated) and all financial assets, whether now existing or hereafter arising, including, without limitation, all capital stock issued by any Person and held by Debtor, and all partnership interests, whether in the nature of a joint venture, limited liability company member's interest, master limited partnership, teaming arrangement or otherwise;
(vi) to the extent not included in the foregoing, all other personal property, whether tangible or intangible, and wherever located whether within or outside of the United States, including, but not limited to, the balance of every deposit account now or hereafter existing of the Debtor with any bank or other financial institution and all monies of the Debtor and all rights to payment of money of the Debtor;
(vii) to the extent not included in the foregoing, all books, ledgers and records and all computer programs, tapes, discs, punch cards, data processing software, transaction files, master files and related property and rights (including computer and peripheral equipment) necessary or helpful in enforcing, identifying or establishing any item of Collateral; and
(viii) to the extent not otherwise included, all Proceeds and products of any or all of the foregoing, whether existing on the date hereof or arising hereafter;
provided, however, notwithstanding anything to the contrary contained herein, the Debtor is not assigning, pledging or otherwise encumbering under this Security Agreement its interests in any Federal Contract to which it is a party, or in accounts or receivables due to Debtor under such Federal Contract, to the extent, but only to the extent, such assignment, pledge or other encumbrance would breach or violate or would cause Debtor to breach or violate such Federal Contract or statutes or regulations applicable thereto, it being understood that this proviso does not apply to, or in any way limit, Debtor's assignment, pledge or encumbrance of Proceeds of all Federal Contracts to which it is a party.

Section 2.2 Continuing Liability of the Debtor. Anything herein to the contrary notwithstanding, the Debtor shall remain liable to observe and perform all the terms and conditions to be observed and performed by it under any contract, agreement, warranty or other obligation with respect to the Collateral; and shall do nothing to impair the security interests herein granted. The Agent shall not have any obligation or liability under any such contract, agreement, warranty or obligation by reason of or arising out of this Security Agreement or the receipt by the Agent of any payment relating to any Collateral, nor shall the Agent be required to perform or fulfill any of the obligations of the Debtor with respect to the Collateral, to make any inquiry as to the nature or sufficiency of any payment received by it or the sufficiency of the performance of any party's obligations with respect to any Collateral. Furthermore, the Agent shall not be required to file any claim or demand to collect any amount due or to enforce the performance of any party's obligations with respect to, the Collateral.

Section 2.3       Sales and Collections.

(a) Sales of Inventory in the Ordinary Course of Business. The Debtor is authorized (i) to sell in the ordinary course of its business for fair value and on an arm's-length basis any of its Inventory normally held by it for such purpose and (ii) to use and consume, in the ordinary course of its business, any raw materials, supplies and materials normally held by it for such purpose. The Agent may, upon the occurrence of any Event of Default, without cause or notice, curtail or terminate such authority at any time.

(b) Collection of Receivables. The Debtor is authorized to collect amounts owing to it with respect to the Collateral, except as otherwise provided in connection with the Assignment of Federal Contract, if any as provided herein. However, the Agent may, upon and during the continuance of an Event of Default or a Potential Event of Default, notify Account Debtors obligated to make payments under any or all Receivables or Other Intangibles that the Agent has a security interest in such Collateral and that payments shall be made directly to the Agent. Upon the request of the Agent upon and during the continuance of an Event of Default or a Potential Event of Default, as the case may be, the Debtor will so notify such Account Debtors and will execute such contract assignments, notices of assignment or other documents as may be required by such Account Debtors. The Debtor will use all reasonable efforts to cause each Account Debtor to comply with the foregoing instruction. In furtherance of the foregoing, the Debtor authorizes the Agent upon and during the continuance of an Event of Default or a Potential Event of Default (i) to ask for, demand, collect, receive and give acquittances and receipts for any and all amounts due and to become due under any Collateral and in the name of the Debtor or its own name or otherwise, (ii) to take possession of, endorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of monies due under any Collateral and (iii) to file any claim or take any other action in any court of law or equity or otherwise which it may deem appropriate for the purpose of collecting any amounts due under any Collateral. The Agent shall have no obligation to obtain or record any information relating to the source of such funds or the obligations in respect of which payments have been made.

Section 2.4       Segregation of Proceeds.

(a) Cash Collateral Account Maintained by Agent. Upon an Event of Default or a Potential Event of Default, the Agent shall have the right at any time during the continuance thereof to cause to be opened and maintained at the office of the Agent in McLean, Virginia a non-interest bearing bank account (the "Cash Collateral Account") which will contain only Proceeds. Any "cash proceeds" (as such term is defined in Section 9-306(1) of the UCC) received by the Agent directly from Account Debtors obligated to make payments under Receivables or Other Intangibles pursuant to Section 2.3 hereof or from the Debtor pursuant to clause (b) of this Section 2.4, whether consisting of checks, notes, drafts, bills of exchange, money orders, commercial paper or other Proceeds received on account of any Collateral, shall be promptly deposited in the Cash Collateral Account, and until so deposited shall be held in trust for the Agent as property of the Agent and shall not be commingled with any funds of the Debtor not constituting Proceeds of Collateral. The name in which the Cash Collateral Account is carried shall clearly indicate that the funds deposited therein are the property of the Debtor, subject to the security interest of the Agent hereunder. Such Proceeds, when deposited, shall continue to be security for the Obligations and shall not constitute payment thereof until applied as hereinafter provided. The Agent shall have sole dominion and control over the funds deposited in the Cash Collateral Account, and such funds may be withdrawn therefrom only by the Agent.

(b) Deposit of Proceeds by the Debtor. Upon notice by the Agent to the Debtor that the Cash Collateral Account has been opened, the Debtor shall cause all cash Proceeds collected by it to be delivered to the Agent forthwith upon receipt, in the original form in which received (with such endorsements or assignments as may be necessary to permit collection thereof by the Agent), and for such purpose the Debtor hereby irrevocably authorizes and empowers the Agent, its officers, employees and authorized agents to endorse and sign the name of the Debtor on all checks, drafts, money orders or other media of payment so delivered, and such endorsements or assignments shall, for all purposes, be deemed to have been made by the Debtor prior to any endorsement or assignment thereof by the Agent. The Agent may use any convenient or customary means for the purpose of collecting such checks, drafts, money orders or other media of payment.

Section 2.5 Verification of Receivables. The Agent shall have the right to make test verifications of Receivables in any reasonable manner and through any medium that it considers advisable, and the Debtor agrees to furnish all such assistance and information as the Agent may reasonably require in connection therewith. The Debtor at its expense will cause its chief financial officer to furnish to the Agent at any reasonable time and from time to time, promptly upon the Agent's reasonable request, the following reports: (i) a reconciliation of all Receivables, (ii) an aging of all Receivables, (iii) trial balances and (iv) a test verification of such Receivables as the Agent may request.

Section 2.6       Release of Collateral.

(a) Security Interest of Agent Ceases Upon Permitted Dispositions. The Debtor may sell or realize upon or transfer or otherwise dispose of Collateral only to the extent permitted by Section 4.13, and the security interests of the Agent in such Collateral so sold, realized upon or disposed of (but not in the Proceeds arising from such sale, realization or disposition) shall cease immediately upon such sale, realization or disposition, without any further action on the part of the Agent. The Agent, if requested in writing by the Debtor but at the expense of the Debtor, is hereby authorized and instructed to deliver to the Account Debtor or the purchaser or other transferee of any such Collateral a certificate stating that the Agent no longer has a security interest therein, and such Account Debtor or such purchaser or other transferee shall be entitled to rely conclusively on such certificate for any and all purposes.

(b) Filing of Termination Statements. Upon the payment in full of all of the Obligations and if there is no commitment by any Lender to make further advances, incur obligations or otherwise give value, the Agent will (as soon as reasonably practicable after receipt of notice from the Debtor requesting the same but at the expense of the Debtor) deliver to the Debtor (i) for each jurisdiction in which a UCC financing statement is on file to perfect the security interests granted to the Agent hereunder, a termination statement (appropriately completed) to the effect that the Agent no longer claims a security interest under such financing statement and (ii) such other documents as the Debtor shall reasonably request evidencing satisfaction of the Obligations and the release of the security interests granted to the Agent hereunder.

ARTICLE III
                         REPRESENTATIONS AND WARRANTIES

         The Debtor represents and warrants that:

Section 3.1 Title to Collateral. Except for the security interests granted to the Agent pursuant to this Security Agreement and as otherwise permitted by
Section 6.2(a) of the Revolving Credit Agreement, the Debtor is the sole owner of each item of the Collateral, having good and marketable title thereto, free and clear of any and all Liens.

Section 3.2       Validity, Perfection and Priority of Security Interests.

(a) By complying with Section 4.1 hereof, the Debtor will have created a valid security interest in favor of the Agent in all existing Collateral and in all identifiable Proceeds of such Collateral, which security interest (except in respect of Collateral not located at a facility identified on Schedule 3.5 hereto and motor vehicles for which the exclusive manner of perfecting a security interest therein is by noting such security interest in the certificate of title in accordance with local law) would be prior to the claims of a trustee in bankruptcy under Section 544(a) of the Bankruptcy Code. Continuing compliance by the Debtor with the provisions of Section 4.2 hereof will also (i) create valid security interests in all Collateral acquired after the date hereof and in all identifiable Proceeds of such Collateral and (ii) cause such security interests in all Collateral and in all Proceeds which are (A) identifiable cash Proceeds of Collateral covered by financing statements required to be filed hereunder, (B) identifiable Proceeds in which a security interest may be perfected by such filing under the UCC and (C) any Proceeds in the Cash Collateral Account to be duly perfected under the UCC, in each case prior to the claims of a trustee in bankruptcy under the Bankruptcy Code (except in respect of Collateral not located at a facility identified on Schedule 3.5 hereto).

(b) The  security  interests  of the  Agent  in the  Collateral  located  at the facilities identified on Schedule 3.5 hereto rank second in priority, subordinate only to the security interests granted to First Union pursuant to the First Union Security Agreement. Other than financing statements or other similar documents perfecting the security interests in favor of First Union pursuant to the First Union Security Agreement and those financing statements or other similar documents perfecting the security interests in favor of the Agent, no financing statements, deeds of trust, mortgages or similar documents covering all or any part of the Collateral are on file or of record in any government office in any jurisdiction in which such filing or recording would be effective to perfect a security interest in such Collateral, nor is any of the Collateral in the possession of any Person (other than the Debtor) asserting any claim thereto or security interest therein.

Section 3.3 Enforceability of Receivables and Other Intangibles. To the best knowledge of the Debtor, each Receivable and Other Intangible is a valid and binding obligation of the related Account Debtor in respect thereof, enforceable in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general provisions of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law), and complies with any applicable legal requirements.

Section 3.4 Place of Business. Schedule 3.4 correctly sets forth the chief executive office and principal place of business of the Debtor and the offices of the Debtor where records concerning Receivables and Other Intangibles are kept.

Section 3.5 Location of Collateral. Schedule 3.5 correctly sets forth the location of all Equipment and Inventory, other than rolling stock, aircraft and goods in transit. Except as otherwise specified in Schedule 3.5, all Inventory and Equipment has been located at the address specified on Schedule 3.5 at all times during the four-month period prior to the date hereof while owned by the Debtor. All Inventory has been and will be produced in compliance with the Fair Labor Standards Act, 29 U.S.C. ss.ss. 201-219, except for such non-compliance which could not reasonably be expected to have a material adverse effect on the Debtor. No Inventory is evidenced by a negotiable document of title, warehouse receipt or bill of lading. No non-negotiable document of title, warehouse receipt or bill of lading has been issued to any person other than the Debtor, and the Debtor has retained possession of all of such non-negotiable documents, warehouse receipts and bills of lading. No amount payable under or in connection with any of the Collateral is evidenced by promissory notes or other instruments.

Section 3.6 Trade Names. Schedule 3.6 correctly sets forth any and all trade names, division names, assumed names or other names under which the Debtor currently transacts business or has transacted business within the four-month period prior to the date hereof.

Section 3.7 Patents and Trademarks. Schedule 3.7 correctly sets forth all Patents, Patent licenses, Trademarks and Trademark licenses now owned by the Debtor.

ARTICLE IV
                                    COVENANTS

The Debtor covenants and agrees that until all obligations and liabilities in respect of the Obligations shall have performed and paid in full and until no Standby Letters of Credit are outstanding or fully cash collateralized and the Commitments are terminated:

Section 4.1 Perfection of Security Interests. The Debtor will, at its expense, cause all filings and recordings and other actions specified on Schedule 4.1 to have been completed on or prior to the Effective Date.

Section 4.2       Further Actions.

(a) At all times after the date hereof, the Debtor will, at its expense, comply with the following:
(i) as to all Receivables, Other Intangibles, Equipment and Inventory, it will cause UCC financing statements and continuation statements to be filed and to be on file in all applicable jurisdictions as required to perfect the security interests granted to the Agent hereunder, to the extent that applicable law permits perfection of a security interest by filing under the UCC;
(ii) as to all Proceeds, it will cause all UCC financing statements and continuation statements filed in accordance with clause (i) above to include a statement or a checked box indicating that Proceeds of all items of Collateral described herein are covered;
(iii) as to any amount payable under or in connection with any of the Collateral which shall be or shall become evidenced by any promissory note or other instrument, the Debtor will promptly (but in no event later than ten (10) Business Days after receipt of such note or instrument), pledge and deliver such note or other instrument to the Agent as part of the Collateral, duly endorsed in a manner reasonably satisfactory to the Agent;
(iv) at the request of the Agent, the Debtor shall deliver all other Collateral consisting of certificated securities, endorsed for transfer in a manner reasonably satisfactory to the Agent (or execute a securities intermediary account control agreement to the extent possession by the Agent of such securities is not feasible); and
(v) as to all Patents, Patent licenses, Trademarks or Trademark licenses, the Debtor will effect the recordation or renewal of the recordation of the security interests of the Agent therein so as to maintain valid and perfected security interests therein under all applicable state and federal laws.

(b) Further Assurances. The Debtor will, from time to time and at its expense, execute, deliver, file or record such UCC financing statements, applications for certificates of title and such other statements, assignments, instruments, documents, agreements or other papers and take any other action that may be necessary or desirable, or that the Agent may reasonably request, in order to create, preserve, perfect, confirm or validate the security interest of the Agent in the Collateral, to enable the Agent to obtain the full benefits of this Security Agreement or to enable it to exercise and enforce any of its rights, powers and remedies hereunder, including, without limitation, its right to take possession of the Collateral.

(c) Signature. To the fullest extent permitted by law, the Debtor authorizes the Agent to sign and file financing and continuation statements and amendments thereto with respect to the Collateral without its signature thereon.

Section 4.3 Change of Name, Identity or Structure. The Debtor will not change its name, identity or corporate structure in any manner and, except as set forth on Schedule 3.6, will not conduct its business under any trade, assumed or fictitious name unless it shall have given the Agent at least forty-five (45) days' prior written notice thereof and shall have taken all action (or made arrangements to take such action substantially simultaneously with such change if it is impossible to take such action in advance) necessary or reasonably requested by the Agent to amend any financing statement or continuation statement relating to the security interests granted hereby in order to preserve such security interests and to effectuate or maintain the priority thereof against all Persons.

Section 4.4 Place of Business and Collateral. The Debtor will not change the location of (i) its places of business, (ii) its chief executive office or (iii) the office or other locations where it keeps or holds any Collateral or any records relating thereto from the applicable location listed on Schedule 3.4 or
3.5 unless, prior to such change, it notifies the Agent forty-five (45) days in advance of such change, makes all UCC filings required by Section 4.2 and takes all other action necessary or that the Agent may reasonably request to preserve, perfect, confirm and protect the security interests granted hereby. The Debtor will in no event change the location of any Collateral if such change would cause the security interest granted hereby in such Collateral to lapse or cease to be perfected. The Debtor will at all times maintain its chief executive office within one of the forty-eight contiguous states in which Article 9 of the uniform commercial code is in effect.

Section 4.5 Fixtures. The Debtor will not permit any Equipment to become a fixture unless it shall have given the Agent at least ten (10) days' prior written notice thereof and shall have taken all such action and delivered or caused to be delivered to the Agent all instruments and documents, including, without limitation, waivers and subordination agreements by any landlords and mortgagees, and filed all financing statements necessary or reasonably requested by the Agent, to preserve and protect the security interest granted herein and to effectuate or maintain the priority thereof against all Persons; provided, however, that, so long as no Event of Default or Potential Event of Default shall have occurred and be continuing, the Debtor shall not be obligated to comply with the provisions of this Section 4.5 with respect to the first $50,000 of Equipment (determined based on the then fair market value thereof).

Section 4.6 Maintenance of Records. The Debtor will keep and maintain at its own cost and expense complete books and records relating to the Collateral which are satisfactory to the Agent including, without limitation, a record of all payments received and all credits granted with respect to the Collateral and all of its other dealings with the Collateral. The Debtor will mark its books and records pertaining to the Collateral to evidence this Security Agreement and the security interests granted hereby. For the Agent' further security, the Debtor agrees that the Agent shall have a special property interest in all of the Debtor's books and records pertaining to the Collateral and the Debtor shall deliver and turn over any such books and records to the Agent or to its representatives at any time on demand of the Agent.

Section 4.7 Compliance with Laws The Debtor will comply in all material respects with all acts, rules, regulations, orders, decrees and directions of any government or any state or local government applicable to the Collateral or any part thereof or to the operation of the Debtor's business except to the extent that the failure to comply would not have a material adverse effect on the financial or other condition of the Debtor; provided, however, that the Debtor may contest any act, rule, regulation, order, decree or direction in any reasonable manner which shall not, in the sole opinion of the Agent, adversely affect the Agent's rights or, in the case of Collateral located at a facility identified on Schedule 3.4 hereto, the priority of its security interest in the Collateral.

Section 4.8 Payment of Taxes. The Debtor will pay promptly when due all taxes, assessments and governmental charges or levies imposed upon the Collateral or in respect of its income or profits therefrom, as well as all claims of any kind (including claims for labor, materials and supplies), except that no such charge need be paid if (i) the validity thereof is being contested in good faith by appropriate proceedings and (ii) such charge is adequately reserved against in accordance with generally accepted accounting principles, as consistently applied.

Section 4.9 Compliance with Terms of Accounts and Contracts. The Debtor will perform and comply in all material respects with all of its obligations under all agreements relating to the Collateral to which it is a party or by which it is bound.

Section 4.10 Limitation on Liens on Collateral. The Debtor will not create, permit or suffer to exist, and will defend the Collateral and the Debtor's rights with respect thereto against and take such other action as is necessary to remove any Lien, security interest, encumbrance, or claim in or to the Collateral other than the security interests created hereunder and such Liens to the extent permitted pursuant to Section 6.2(a) of the Revolving Credit Agreement.

Section 4.11 Limitations on Modifications of Receivables and Other Intangibles; No Waivers or Extensions. The Debtor will not (i) amend, modify, terminate or waive any provisions of any material Receivable or Other Intangible in any manner which might, when taken together with all such other Receivables or Other Intangibles, respectively, materially reduce the value of all Receivables or Other Intangibles, respectively, in the Collateral, (ii) fail to exercise promptly and diligently each and every material right which it may have under each Receivable and Other Intangible or (iii) fail to deliver to the Agent a copy of each material demand, notice or document received by it relating in any way to any Receivable or Other Intangible. Section 4.12 Maintenance of Insurance. The Debtor will maintain with financially sound insurance companies licensed to do business in the jurisdictions in which the Collateral is located insurance policies on the Inventory and Equipment in accordance with the provisions of Section 6.1(m) of the Revolving Credit Agreement.

Section 4.13 Limitations on Dispositions of Collateral. The Debtor will not directly or indirectly (through the sale of stock, merger or otherwise), without the prior written consent of the Agent, sell, transfer, lease or otherwise dispose of any of the Collateral, or attempt, offer or contract to do so except for (i) sales of Inventory in the ordinary course of its business for fair value in arm's-length transactions and (ii) so long as no Event of Default (or Potential Event of Default) has occurred and is continuing, dispositions in a commercially reasonable manner of Equipment which has become redundant, worn out or obsolete or which should be replaced so as to improve productivity, so long as the proceeds of any such disposition are (x) used to acquire replacement equipment which has comparable or better utility and equivalent or better value and which is subject to a first priority (or, as permitted by Section 2.1 hereof, a second priority) security interest in favor of the Agent therein, except as permitted by Section 6.2(a) of the Revolving Credit Agreement, or (y) applied to repay the Obligations. The inclusion of Proceeds of the Collateral under the security interests granted hereby shall not be deemed a consent by the Agent to any sale or disposition of any Collateral other than as permitted by this Section 4.13.

Section 4.14 Further Identification of Collateral. The Debtor will furnish to the Agent from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Agent may reasonably request. The Debtor shall promptly notify the Agent if the value of the Collateral located at the facilities identified on
Schedule 3.5 hereto is less than 80% of the value of all of the Collateral.

Section 4.15 Notices. The Debtor will advise the Agent promptly and in reasonable detail (i) of any Lien, security interest, encumbrance or claim made or asserted against any of the Collateral, other than, unless reasonably requested by the Agent, Liens permitted by Section 6.2(a) of the Revolving Credit Agreement, (ii) of any material change in the composition of the Collateral, and (iii) of the occurrence of any other event which would have a material adverse effect on the aggregate value of the Collateral or on the security interests granted to the Agent in this Security Agreement.

Section 4.16 Change of Law. The Debtor shall promptly notify the Agent of any change in law known to it which (i) adversely affects or will adversely affect the validity, perfection or priority of the security interests granted hereby,
(ii) requires or will require a change in the proceedings to be followed in order to maintain and protect such validity, perfection and priority or (iii) could result in the Agent not having a perfected security interest in any of the Collateral.

Section 4.17      Right of Inspection.

(a) Access to Books and Records. The Debtor shall, following any request by the Agent and upon reasonable notice, permit the Agent or its representatives to have full and free access during normal business hours to all the books, correspondence and records of the Debtor, and the Agent or its representatives may examine the same, take extracts therefrom, make photocopies thereof and have such discussions with officers, employees and public accountants of the Debtor as the Agent may deem reasonably necessary, and the Debtor agrees to render to the Agent, at the Debtor's cost and expense, such clerical and other assistance as may be reasonably requested with regard thereto. The Agent and its representatives shall upon reasonable notice and during normal business hours also have the right to enter into and upon any premises where any of the Inventory or the Equipment is located for the purpose of inspecting the same, observing its use or protecting the interests of the Agent therein.

(b) Audits. The Debtor shall permit the Lenders, the Agent and their representatives and advisors to review the operations of the Debtor and perform the audits and examinations as provided in Section 6.1(l) of the Revolving Credit Agreement.

Section 4.18 Maintenance of Equipment. The Debtor will, at its expense, maintain the Equipment in good operating condition, ordinary wear and tear excepted.
Section 4.19      Covenants Regarding Patent and Trademark Collateral.

(a) Generally. At such time as the Debtor shall acquire any Patents or Trademarks, it will comply with the terms, covenants and warranties of this
Section 4.19.

(b) Continued Use of Trademark. The Debtor (either itself or through licensees) will, unless the Debtor shall reasonably determine, after consultation with the Agent, that a Trademark is of negligible economic value to the Debtor, (i) continue to use each Trademark on each and every Trademark class of goods applicable to its current products and services as reflected in its current catalogs, brochures and price lists in order to maintain each Trademark in full force and free from any claim of abandonment for non-use, (ii) maintain as in the past the quality of products and services offered under each Trademark,
(iii) employ each Trademark with the appropriate notice of registration, (iv) not adopt or use any mark which is confusingly similar to a colorable imitation of any Trademark and (v) not (and not permit any licensee or sublicensee thereof to) do any act or knowingly omit to do any act whereby any Trademark may become invalidated.

(c) No Abandonment. The Debtor will not, unless the Debtor shall reasonably determine, after consultation with the Agent, that a Patent is of negligible economic value to the Debtor, do any act, or knowingly omit to do any act, whereby any Patent may be abandoned or dedicated.

(d) Notice of Abandonment or Adverse Determinations. The Debtor shall notify the Agent immediately if it knows, or has reason to know, that any application or registration relating to any Patent or Trademark may become abandoned or dedicated, or of any adverse determination or development (including, without limitation, the institution of, or any such determination or development in any proceeding in the United States Patent and Trademark Office or any court of tribunal in any country) regarding the Debtor's ownership of any Patent or Trademark, its right to register the same or keep and maintain the same.

(e) Filings After Notice to Agent. In no event shall the Debtor, either itself or through any agent, employee, licensee or designee, file an application for registration of any Patent or Trademark with the United States Patent and Trademark Office or any similar office or agency in any other country or any political subdivision thereof, unless it promptly informs the Agent and, upon request of the Agent, executes and delivers any and all agreements, instruments, documents and papers as the Agent may request to evidence the Agent's security interest in such Patent or Trademark and the goodwill and general intangibles of the Debtor relating thereto or represented thereby, and the Debtor hereby constitutes the Agent its attorney-in-fact to execute and file all such writings for the foregoing purposes, all such acts of such attorney being hereby ratified and confirmed.

(f) Pursuit of Applications and Maintenance of Registrations. The Debtor will take all necessary steps, including, without limitation, in any proceeding before the United States Patent and Trademark Office or any similar office or agency in any other country or any political subdivision thereof, to maintain and pursue each application (and to obtain the relevant registration) and to maintain each registration of the Patents and Trademarks, including without limitation, filing of applications for renewal, affidavits of use and affidavits of incontestability; provided, however, that no such Patent or Trademark shall be required to be maintained or pursued to the extent such Patent or Trademark is determined by the Debtor, after consultation with the Agent, to be of negligible economic value to the Debtor.

(g) Notice of Infringement. If any of the Patent and Trademark Collateral is infringed, misappropriated or diluted by a third party, the Debtor shall promptly notify the Agent after it learns thereof and shall, unless the Debtor shall reasonably determine, after consultation with the Agent, that such Patent and Trademark Collateral is of negligible economic value to the Debtor, promptly sue for infringement, misappropriation of dilution, seek injunctive relief where appropriate and recover any and all damages for such infringement, misappropriation or dilution, or take such other action as the Debtor shall reasonably deem appropriate under the circumstances to protect such Patent and Trademark Collateral.

Section 4.20 Termination of Federal Contracts. With respect to each Federal Contract in respect of which the Debtor is required to execute an Assignment of Federal Contract in accordance with Section 4.21 hereof, the Debtor shall give prompt written notice to the Agent if the U.S. Government shall terminate or threaten to terminate (whether for convenience or default) any such Federal Contract with the Debtor having a value (including unexercised options) of $100,000 or more. In addition, the Debtor shall give prompt written notice to the Agent if the U.S. Government shall terminate or threaten to terminate any contract between the U.S. Government and any other prime contractor under which the Debtor is a subcontractor if the value of such subcontract (including unexercised options) is $100,000 or more.

Section 4.21 Federal Contracts. The Debtor shall provide to the Agent, as soon as reasonably practicable but not later than forty-five (45) days following the end of each Fiscal Quarter, a report identifying each Federal Contract to which it is a party, having attached thereto a copy of the first two pages of such Federal Contract and any amendment thereto, to the extent not previously provided to the Agent. At the request of the Agent (unless an Event of Default shall have occurred and be continuing, in which case no such request shall be required), the Debtor shall execute and deliver to the Agent an Assignment of Federal Contract, in substantially the form of Exhibit A hereto (the "Assignment of Federal Contract"), and execute any other instruments or take any other steps required by the Agent in order that all moneys due or to become due under such Federal Contracts shall be assigned to the Agent and notice thereof given under the Assignment of Claims Act, including without limitation delivery of Notices of Assignments with respect to each Federal Contract as contemplated by Appendix A to Exhibit A hereto.

Section 4.22 Reimbursement Obligation. Should the Debtor fail to comply with the provisions of this Security Agreement, the Revolving Credit Agreement or any other agreement relating to the Collateral such that the value of any Collateral or the validity, perfection, rank or value of any security interest granted to the Agent hereunder or thereunder is thereby diminished or potentially diminished or put at risk (as reasonably determined by the Agent), the Agent on behalf of the Debtor may, but shall not be required to, effect such compliance on behalf of the Debtor, and the Debtor shall reimburse the Agent for the cost thereof on demand, and interest shall accrue on such reimbursement obligation from the date the relevant costs are incurred until reimbursement thereof in full at the Default Rate.

ARTICLE V
                          REMEDIES; RIGHTS UPON DEFAULT

Section 5.1 UCC Rights. In the event that any portion of the Obligations has been declared or becomes due and payable in accordance with the Revolving Credit Agreement or other Credit Documents and such Obligations have not been paid in full, the Agent may in addition to all other rights and remedies granted to it in this Security Agreement and in any other instrument or agreement securing, guarantying, evidencing or relating to the Obligations, exercise (i) all rights and remedies of a secured party under the UCC (whether or not in effect in the jurisdiction where such rights are exercised) and (ii) all other rights available to the Agent at law or in equity.

Section 5.2 Payments on Collateral. Without limiting the rights of the Agent under any other provision of this Security Agreement, if an Event of Default shall occur and be continuing:

(i) all payments received by the Debtor under or in connection with any of the Collateral shall be held by the Debtor in trust for the Agent, shall be segregated from other funds of the Debtor and shall forthwith upon receipt by the Debtor be turned over to the Agent, in the same form as received by the Debtor (duly indorsed by the Debtor to the Agent, if required to permit collection thereof by the Agent); and

(ii) all such payments received by the Agent (whether from the Debtor or otherwise) may, in the sole discretion of the Agent, be held by the Agent as collateral security for, and/or then or at any time thereafter applied in whole or in part by the Agent to the payment of, the expenses and the Obligations as set forth in Section 5.11 hereof.

Section 5.3 Possession of Collateral. In furtherance of the foregoing, the Debtor expressly agrees that, if an Event of Default shall occur and be continuing, the Agent may (i) by judicial powers, or without judicial process if it can be done without breach of the peace, enter any premises where any of such Collateral is or may be located and, without charge or liability to the Agent, seize and remove such Collateral from such premises and (ii) have access to and use of the Debtor's books and records relating to such Collateral.








Section 5.4       Sale of Collateral; Notice.

(a) Sale of Collateral. The Debtor expressly agrees that if an Event of Default shall occur and be continuing, the Agent, without demand of performance or other demand or notice of any kind (except the notice specified below of the time and place of any public or private sale) to or upon the Debtor or any other Person (all of which demands and/or notices are hereby waived by the Debtor), may forthwith (i) apply the cash, if any, then held by it as collateral as specified in Section 5.11 hereof and (ii) if there shall be no cash or such cash shall be insufficient to pay the Obligations in full, collect, receive, appropriate and realize upon the Collateral, and/or sell, assign, give an option or options to purchase or otherwise dispose of and deliver the Collateral (or contract to do
so) or any part thereof in one or more parcels (which need not be in round lots) at public or private sale, at any office of the Agent or elsewhere in such manner as is commercially reasonable and, as the Agent may deem best, for cash or on credit or for future delivery without assumption of any credit risk. The Agent shall have the right upon any such public sale, and, if the Collateral is of a type customarily sold in a recognized market or is of a type which is the subject of widely distributed standard price quotations, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, and thereafter to hold the same, absolutely and free from any right or claim of any kind. To the extent permitted by applicable law, the Debtor waives all claims, damages and demands against the Agent arising out of the foreclosure, repossession, retention or sale of the Collateral.

(b) Notice of Sale. Unless the Collateral threatens to decline speedily in value or is of a type customarily sold on a recognized market, the Agent shall give the Debtor ten (10) days' written notice of its intention to make any such public or private sale or sale at a broker's board or on a securities exchange. Such notice shall (i) in the case of a public sale, state the time and place fixed for such sale, (ii) in the case of sale at a broker's board or on a securities exchange, state the board or exchange at which such sale is to be made and the day on which the Collateral, or the portion thereof being sold, will first be offered for sale and (iii) in the case of a private sale, state the day after which such sale may be consummated. The Agent shall not obligated to make any such sale pursuant to any such notice. The Agent may adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for the sale, and such sale may be made at any time or place to which the same may be so adjourned. In the case of any sale of all or any part of the Collateral on credit or for future delivery, the Collateral so sold may be retained by the Agent until the selling price is paid by the purchaser thereof, but the Agent shall not incur any liability in case of the failure of such purchase to take up and pay for the Collateral so sold and, in the case of such failure, such Collateral may again be sold upon like notice.

(c) Special Provisions Relating to Sales of Securities. The Debtor recognizes that the Agent may be unable to effect a public sale of any or all the Collateral constituting a "security" (as such term is defined in the Securities
Act) by reason of certain prohibitions contained in the Securities Act and applicable state securities laws or otherwise, and may be compelled to resort to one or more private sales thereof to a restricted group of purchasers that will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof. The Debtor acknowledges and agrees that any such private sale may result in prices and other terms less favorable than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner. The Agent shall be under no obligation to delay a sale of any of Collateral constituting a security for the period of time necessary to permit the issuer thereof to register such securities for public sale under the Securities Act, or under applicable state securities laws, even if such issuer would agree to do so.

Section 5.5 Rights of Purchasers. Upon any sale of the Collateral (whether public or private), the Agent shall have the right to deliver, assign and transfer to the purchaser thereof the Collateral so sold. Each purchaser (including the Agent) at any such sale shall hold the Collateral so sold absolutely, free from any claim or right of whatever kind, including any equity or right of redemption of the Debtor who, to the extent permitted by law, hereby specifically waives all rights of redemption, including, without limitation, any right to redeem the Collateral under Section 9-506 of the UCC, and any right to a judicial or other stay or approval which it has or may have under any law now existing or hereafter adopted.

Section 5.6       Additional Rights of the Agent.

(a) Right to Maintain Proceedings. The Agent (i) shall have the right and power to institute and maintain such suits and proceedings as it may deem appropriate to protect and enforce the rights vested in it by this Security Agreement and
(ii) may proceed by suit or suits at law or in equity to enforce such rights and to foreclose upon the Collateral and to sell all or, from time to time, any of the Collateral under the judgment or decree of a court of competent jurisdiction.

(b) Appointment of Receiver. The Agent shall, to the extent permitted by applicable law, without notice to the Debtor to any party claiming through the Debtor, without regard to the solvency or insolvency at such time of any Person then liable for the payment of any of the Obligations, without regard to the then value of the Collateral and without requiring any bond from any complainant in such proceedings, be entitled as a matter of right to the appointment of a receiver or receivers (who may be the Agent) of the Collateral or any part thereof, pending such proceedings, with such powers as the court making such appointment shall confer, and to the entry of an order directing that the profits, revenues and other income of the property constituting the whole or any part of the Collateral be segregated, sequestered and impounded for the benefit of the Agent, and the Debtor irrevocably consents to the appointment of such receiver or receivers and to the entry of such order.

(c) No Duty to Exercise Rights. In no event shall the Agent have any duty to exercise any rights or take any steps to preserve the rights of the Agent in the Collateral, nor shall the Agent be liable to the Debtor or any other Person for any loss caused by the Agent's failure to meet any obligation imposed by Section 9-207 of the UCC or any successor provision. Without limiting the foregoing, the Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which the Agent accords its own property, it being understood that the Agent shall not have any duty or responsibility for
(i) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Collateral, whether or not the Agent has or is deemed to have knowledge of such matters, or (ii) taking any necessary steps to preserve rights against any parties with respect to any Collateral.

Section 5.7       Remedies Not Exclusive, etc.

(a) Remedies Not Exclusive. No remedy conferred upon or reserved to the Agent in this Security Agreement is intended to be exclusive of any other remedy or remedies, but every such remedy shall be cumulative and shall be in addition to every other remedy conferred herein or now or hereafter existing at law, in equity or by statute.

(b) Restoration of Rights. If the Agent shall have proceeded to enforce any right, remedy or power under this Security Agreement and the proceeding for the enforcement thereof shall have been discontinued or abandoned for any reason or shall have been determined adversely to the Agent, the Debtor and the Agent shall, subject to any determination in such proceeding, severally and respectively be restored to their former positions and rights under this Security Agreement, and thereafter all rights, remedies and powers of the Agent shall continue as though no such proceedings had been taken.

(c) Enforcement. All rights of action under this Security Agreement may be enforced by the Agent without the possession of any instrument evidencing any Obligation or the production thereof at any trial or other proceeding relative thereto, and any suit or proceeding instituted by the Agent shall be brought in its name and any judgment shall be held as part of the Collateral.


Section 5.8       Waiver and Estoppel.

(a) No Actions to Impede Sale of Collateral. The Debtor agrees, to the extent it may lawfully do so, that it will not at any time in any manner whatsoever claim or take the benefit or advantage of any appraisal, valuation, stay, extension, moratorium, turnover or redemption law, or any law permitting it to direct the order in which the Collateral shall be sold, now or at any time hereafter in force which may delay, prevent or otherwise affect the performance or enforcement of this Security Agreement, and hereby waives all benefit or advantage of all such laws. The Debtor covenants that it will not hinder, delay or impede the execution of any power granted to the Agent in this Security Agreement, any Assignment of Federal Contract or any other Credit Document.

(b) Collateral Sold As An Entirety. The Debtor, to the extent it may lawfully do so, on behalf of itself and all who claim through or under it, including without limitation any and all subsequent creditors, vendees, assignees and lienors, waives and releases all rights to demand or to have any marshalling of the Collateral upon any sale, whether made under any power of sale granted herein or pursuant to judicial proceedings or under any foreclosure or any enforcement of this Security Agreement, and consents and agrees that all of the Collateral may at any such sale be offered and sold as an entirety.

(c) Waiver of Notices. The Debtor waives, to the extent permitted by law, presentment, demand, protest and any notice of any kind (except the notices expressly required hereunder) in connection with this Security Agreement and any action taken by the Agent with respect to the Collateral.

Section 5.9       Power of Attorney; Powers Coupled With An Interest.

(a) Power of Attorney. Without limiting any other right granted hereunder, the Debtor hereby irrevocably constitutes and appoints the Agent, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of the Debtor and in the name of the Debtor or in its own name, from time to time in the Agent's reasonable discretion, for the purpose of carrying out the terms of this Security Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purpose of this Security Agreement and, without limiting the generality of the foregoing, hereby gives the Agent the power and right, on behalf of the Debtor, without notice to or assent by the Debtor, to do the following: (i) to pay or discharge taxes, liens, security interests or other encumbrances levied or placed on or threatened against the Collateral;
(ii) to effect any repairs or any insurance called for by the terms of this Security Agreement or any other Credit Document, and to pay all or any part of the premiums therefor and the costs thereof;

     (iii) upon the occurrence and continuance of any Event of Default and otherwise to the extent provided in this Security

     Agreement, (A) to direct any party liable for any payment under any of the Collateral to make payment of any and all - moneys due and to come due thereunder directly to the Agent or as the Agent shall direct, (B) to receive payment of and - receipt for, and to demand and sue for, any and all moneys, claims and other amounts due and to become due at any time in respect of or arising out of the Collateral, (C) to sign and indorse and receive, take, assign and deliver, any - checks, notes, drafts, negotiable and non-negotiable instruments, any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications and notices in connection with accounts and other documents relating to the Collateral, (D) to commence, settle, compromise, compound, - prosecute, defend or adjust any claim, suit, action or proceeding with respect to, or in connection with, the Collateral, (E) to sell, transfer, assign or otherwise deal in or with the Collateral or any part thereof, as fully and - effectively as if the Agent were the absolute owner thereof and (F) to do, at its option, but at the expense of the - Debtor, at any time or from time to time, all acts and things which the Agent deems necessary to protect, preserve or realize upon the Collateral and the Agent's security interest therein, in order to effect the intent of this Security Agreement, all as fully and effectively as the Debtor might do.

(b) Powers Coupled With an Interest. All authorizations and agencies granted or provided herein with respect to the Collateral, including the powers granted under clause (a) of this Section 5.9, are irrevocable and powers coupled with an interest.

Section 5.10 Certain Provisions Relating to Securities. Solely with respect to any Collateral constituting a "security" (as defined in the Securities Act), if an Event of Default shall have occurred and be continuing, all such securities (as defined in the Securities Act) constituting a part of the Collateral shall, at the request of the Agent, be registered in the name of the Agent or its nominee, and the Agent or its nominee may thereafter exercise (i) all voting, corporate and other rights, powers and privileges pertaining to such Collateral at any meeting of shareholders of the issuer thereof or otherwise, and (ii) any and all rights of conversion, exchange, subscription and any other rights, privileges or options pertaining to such Collateral as if it were the absolute owner thereof (including, without limitation, the right to exchange at its discretion any and all such Collateral upon the merger, consolidation, reorganization, recapitalization or other fundamental change in the structure of any such issuer, or upon the exercise by the Debtor or the Agent of any right, privilege or option pertaining to such Collateral, and in connection therewith, the right to deposit and deliver any and all such Collateral with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as it may determine), all without liability except to account for property actually received by it and except as provided in Section 5.6(c) hereof, but the Agent shall have no duty to the Debtor to exercise any such right, privilege or option and shall not be responsible for any failure to do so or delay in so doing.

Section 5.11 Application of Monies. The proceeds of any sale of, or other realization upon, all or any part of the Collateral shall be applied by the Agent in the following order of priority:
         first, to payment of the expenses of such sale or other realization, including reasonable compensation to the Agent and its agents and counsel, and all expenses, liabilities and advances incurred or made by the Agent, its agents and counsel in connection therewith or in connection with the care, safekeeping or otherwise of any or all of the Collateral; second, to payment of the Obligations, in such order as the Agent may elect; and third, any surplus then remaining shall be paid to the Debtor, or its successors or assigns, or to whomsoever may be lawfully entitled to receive the same (including pursuant to Section 9-504(1)(C) of the UCC) or as a court of competent jurisdiction may direct.





ARTICLE VI
                                  MISCELLANEOUS

Section 6.1 Notices. All notices, requests and other communications to a party hereunder shall be in writing and shall be given to such party at its address set forth on the signature page hereof or such other address as such party may hereafter specify for that purpose by notice to the other. Each such notice, request or other communication shall be effective (i) in the case of telephonic notice (to the extent expressly permitted hereunder), when made, (ii) in the case of notice delivered by overnight express courier, one Business Day after the Business Day such notice was delivered to such courier, (iii) in the case of notice delivered by first class mail, three Business Days after being deposited in the mail, postage prepaid, return receipt requested, (iv) in the case of notice by hand, when delivered, or (v) in the case of notice by any customary means of telecommunication, when sent provided confirmation of receipt or answer back has been received, in each case if addressed to any party hereto as provided herein. Rejection or refusal to accept, or the inability to deliver because of a changed address of which no notice was given, shall not affect the validity of notice given in accordance with this section.

Section 6.2 No Waiver; Cumulative Remedies. The Agent shall not by any act (except by a written instrument pursuant to Section 6.3 hereof) be deemed to have waived any right or remedy hereunder. No failure to exercise, nor any delay in exercising, on the part of the Agent any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Agent of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Agent would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

Section 6.3 Amendments and Waivers. None of the terms or provisions of this Security Agreement may be amended, supplemented or otherwise modified except by a written instrument executed by the Debtor and the Agent; provided that any provision of this Security Agreement may be waived by the Agent in a letter or agreement executed by the Agent or by telex or facsimile transmission from the Agent.

Section 6.4 Successors and Assigns. The provisions of this Security Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that the Debtor may not assign or transfer any of its rights or obligations hereunder without the prior written consent of the Agent.

Section 6.5 Governing Law. THIS SECURITY AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE COMMONWEALTH OF VIRGINIA, OTHER THAN ITS LAWS RESPECTING CHOICE OF LAW OTHER THAN THOSE CONTAINED IN THE UCC.

Section 6.6       Limitation by Law; Severability.

(a) All rights, remedies and powers provided in this Security Agreement may be exercised only to the extent that the exercise thereof does not violate any applicable provision of law, and all the provisions of this Security Agreement are intended to be subject to all applicable mandatory provisions of law which may be controlling and to be limited to the extent necessary so that they will not render this Security Agreement invalid, unenforceable in whole or in part, or not entitled to be recorded, registered or filed upon the provisions of any applicable law.

(b) If any provision hereof is invalid and unenforceable in any jurisdiction, then, to the fullest extent permitted by law, (i) the other provisions hereof shall remain in full force and effect in such jurisdiction and shall be liberally construed in favor of the Agent in order to carry out the intentions of the parties hereto as nearly as may be possible and (ii) the invalidity or unenforceability of any provision hereof in any jurisdiction shall not affect the validity or enforceability of such provision in any other jurisdiction.

Section 6.7 Counterparts. This Security Agreement may be executed in any number of counterparts and by different parties hereto on separate counterparts, each complete set of which, when so executed and delivered by all parties, shall be an original, but all such counterparts shall together constitute but one and the same instrument.

Section 6.8 Expenses of the Agent. The Debtor shall pay to the Agent from time to time upon demand, all of the costs and expenses incurred by the Agent or any Lender (including, without limitation, the reasonable fees and disbursements of counsel and any amounts payable by the Agent or any Lender to any of their respective agents) (i) arising in connection with the administration, modification, amendment, waiver or termination of this Security Agreement or any document or agreement contemplated hereby or any consent or waiver hereunder or thereunder or (ii) incurred in connection with the administration of this Security Agreement, or any document or agreement contemplated hereby, or in connection with the administration, sale or other disposition of Collateral hereunder or under any document or agreement contemplated hereby or the preservation, protection or defense of the rights of the Agent or any Lender in and to the Collateral.

Section 6.9 Indemnification. The Debtor shall at all times hereafter indemnify, hold harmless and, on demand, reimburse the Agent and the Lenders and their respective subsidiaries, affiliates, successors, assigns, officers, directors, employees and agents, and their respective heirs, executors, administrators, successors and assigns (all of the foregoing parties, including, but not limited to, the Agent, being hereinafter collectively referred to as the "Indemnities" and individually as an "Indemnitee") from, against and for any and all liabilities, obligations, claims, damages, actions, penalties, causes of action, losses, judgments, suits, costs, expenses and disbursements, including, without limitation, attorney's fees (any and all of the foregoing being hereinafter collectively referred to as the "Liabilities" and individually as a "Liability") which the Indemnitees, or any of them, might be or become subjected, by reason of, or arising out of the preparation, execution, delivery, modification, administration or enforcement of, or performance of the Agent's rights under, this Security Agreement or any other document, instrument or agreement contemplated hereby or executed in connection herewith; provided, however, that the Debtor shall not be liable to any Indemnitee for any Liability caused solely by the gross negligence or willful misconduct of such Indemnitee. In no event shall any Indemnitee, as a condition to enforcing its rights under this Section
6.9 or otherwise, be obligated to make a claim against any other Person (including, without limitation, the Agent) to enforce its rights under this
Section 6.9.

Section 6.10 Termination; Survival. This Security Agreement shall terminate when the security interests granted hereunder have terminated and the Collateral has been released as provided in Section 2.6; provided, however, that the obligations of the Debtor under Section 4.22 and the provisions of this Article 6 shall survive any such termination.

Section 6.11 Judicial Proceedings; Waiver of Jury Trial. Any judicial proceeding brought against the Debtor with respect to any Credit Agreement Related Claim hereby may be brought in any court of competent jurisdiction in the Commonwealth of Virginia, County of Fairfax, or any Federal court in the Eastern District of Virginia, and, by execution and delivery of this Security Agreement, the Debtor
(a) accepts, generally and unconditionally, the nonexclusive jurisdiction of such courts and any related appellate court and irrevocably agrees to be bound by any judgment rendered thereby in connection with any Credit Agreement Related Claim and (b) irrevocably waives any objection it may now or hereafter have as to the venue of any such proceeding brought in such a court or that such a court is an inconvenient forum. The Debtor hereby waives personal service of process and consents that service of process upon it may be made by certified or registered mail, return receipt requested, at its address specified or determined in accordance with the provisions of Section 6.1 hereof, and service so made shall be deemed completed on the earlier of (x) the receipt thereof and
(y) if sent by registered or certified mail (return receipt requested), the fifth (5th) Business Day after such service is deposited in the mail. Nothing herein shall affect the right of the Agent to serve process in any other manner permitted by law or shall limit the right of the Agent to bring proceedings against the Debtor in the courts of any other jurisdiction. Any judicial proceeding by the Debtor against the Agent relating to or involving any Credit Agreement Related Claim hereby shall be brought only in a court located in the Commonwealth of Virginia, County of Fairfax, or the Federal court in the Eastern District of Virginia. THE DEBTOR AND THE AGENT HEREBY UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY JUDICIAL PROCEEDING TO WHICH THEY ARE PARTIES INVOLVING ANY CREDIT AGREEMENT RELATED CLAIM.

Section 6.12 Integration. This Security Agreement and the other Credit Documents constitute the entire agreement of the Agent, the Lenders, the Borrower and the other Credit Parties with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by the Agent or any Lender relative to the subject matter hereof or thereof not expressly set forth or referred to herein or in the other Credit Documents.

Section 6.13 Authority of Agent. The Debtor acknowledges that the rights and responsibilities of the Agent under this Security Agreement with respect to any action taken by the Agent or the exercise or non-exercise by the Agent of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Security Agreement shall, as between the Agent and the Lenders, be governed by the Revolving Credit Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Agent and the Debtor, the Agent shall be conclusively presumed to be acting as agent for the Lenders with full and valid authority so to act or refrain from acting, and the Debtor shall not be under any obligation, or entitlement, to make any inquiry respecting such authority.

Section 6.14 Headings, Bold Type and Table of Contents. The section headings, subsection headings, and bold type used herein and the Table of Contents hereto have been inserted for convenience of reference only and do not constitute matters to be considered in interpreting this Security Agreement.

         IN WITNESS WHEREOF, the parties hereto have caused this Security Agreement to be duly executed by their respective authorized officers as of the day and year first written above.

                                              GKMG CONSULTING SERVICES, INC.

Address:
Canal Square
1054 Thirty-first Street, NW
Washington, District of Columbia 20007      By: /s/ Morris R. Garfinkle
Attention:                                           Name: Morris R. Garfinkle
Phone:  (202) 342-5200                      Title: President
Fax:  (202) 337-8787


                              BANK OF AMERICA, N.A.
                            d/b/a NationsBank, N.A.,
                         successor to NationsBank, N.A.

Address:
6610 Rockledge Drive
Bethesda, Maryland 20817                    By:/s/ James W. Gaittens
Attention:  James W. Gaittens               Name: James W. Gaittens
Phone:  (301) 493-2976                      Title: Senior Vice President
Fax:  (301) 571-9098

                                  Schedule 3.4

                                Place of Business



                                  Canal Square
                          1054 Thirty-first Street, NW
                     Washington, District of Columbia 20007





                                  Schedule 3.5

                             Location of Collateral


                                  Canal Square
                          1054 Thirty-first Street, NW
                     Washington, District of Columbia 20007





                                  Schedule 3.6

                        Trade Names, Division Names, etc.

                                      GKMG
                                 GKMG CONSULTING






                                  Schedule 3.7

                             Patents and Trademarks


                                      NONE





                                  Schedule 4.1

                                   UCC Filings

     Exhibit A to Security Agreement

                                     FORM OF
                         ASSIGNMENT OF FEDERAL CONTRACT

This ASSIGNMENT OF FEDERAL CONTRACT, dated as of _____, __ (the "Agreement"), is made by GKMG Consulting Services, Inc., a District of Columbia corporation (the "Assignor"), in favor of BANK OF AMERICA, N.A. d/b/a Nationsbank, N.A., successor to NationsBank, N.A.,] a national banking association (the "Agent"), in its capacity as Agent for the lenders from time to time a party to the Revolving Credit Agreement (as defined in the Security Agreement referred to below).
                                                      W I T N E S S E T H:

WHEREAS, the Assignor has secured certain obligations undertaken by Hagler Bailly, Inc. pursuant to the provisions of a Security Agreement, dated as of ___________________, ____ (as the same may be amended, supplemented or otherwise modified from time to time, the "Security Agreement"), by and between the Assignor and the Agent; and WHEREAS, the Assignor is a party to, and from time to time will become entitled to receive moneys under and by virtue of, a certain contract with, involving or for the benefit of the United States of America or any department, agency or instrumentality thereof (herein referred to as the "Government"), designated as Contract Number _______ entered into by the Assignor and the Government on ________ __, 19__ (which contract, together with all additions, change orders, supplements, amendments, renewals, extensions, and modifications thereto now or hereafter in effect, are hereinafter collectively called the "Contract"); and WHEREAS, pursuant to the Security Agreement, the Assignor has undertaken to effectuate the assignment(s) and other actions contemplated by this Agreement. NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Assignor covenants and agrees as follows:
         1. Incorporation By Reference. The provisions of the Security Agreement are incorporated herein by reference, and the terms defined in the Security Agreement are used herein with the same meanings.

         2. Representations. The Assignor represents and warrants to the Agent that (a) the Contract is legal, valid and binding on the Assignor and, to its knowledge, the other parties thereto, is in full force and effect, and is not evidenced by any chattel paper or instrument, (b) upon due filing of this Agreement, together with a Notice of Assignment substantially in the form of Appendix A hereto with the authorized representative, the execution and delivery of this Agreement does not violate and is not in conflict with the provisions of the Contract, (c) there has been no default on the part of the Assignor or any other party to the Contract, (d) the Assignor has made no previous assignment of the Contract to any person and knows of no fact or defense that will render the moneys due or to be due thereunder uncollectible, (e) no financing statement covering the Contract is on file in any public office except financing statements in favor of the Agent, (f) no set-off or counterclaim to any moneys due or to become due under the Contract exists on the date hereof, and no agreement has been made with any person under which any deduction or discount may be claimed, and (g) the address of the office where the Assignor keeps its records concerning the Contract is ____________________.

         3. Collateral. As security and collateral for the payment of all of the Obligations (defined in the Security Agreement) and for performance of, and compliance with, by the Assignor, all of the terms, covenants, conditions, stipulations, and agreements contained in this Agreement and in the Security Agreement, the Assignor hereby assigns to the Agent, and grants to the Agent a lien on and security interest in, all moneys and claims for moneys now and hereafter due and to become due to the Assignor under or by reason of the Contract, together with all cash and non-cash proceeds thereof; provided, however, that nothing contained herein shall impose upon the Agent any of the obligations or liabilities of the Assignor under the Contract.

     4. Covenants. Until payment and performance in full of the Obligations, the Assignor covenants as follows:

(a) The Assignor shall place on any and all vouchers, invoices, or other instruments demanding payment under the Contract the direction that such payment is to be made to the Agent in accordance with Section 5 of this Agreement.

(b) The Assignor shall promptly upon request execute, acknowledge, and deliver any notice, financing statement, renewal, affidavit, deed, assignment, continuation statement, security agreement, certificate, or other document as the Agent may require in order to perfect, preserve, maintain, protect, continue, and/or extend the assignment, lien, and security interest of the Agent under this Agreement and its priority. The Assignor shall pay to the Agent on demand all taxes, costs, and expenses incurred by the Agent in connection with the preparation, execution, recording, and filing of any such document or instrument mentioned aforesaid, and such taxes, costs, and expenses shall constitute and become a part of the Obligations. A carbon, photographic, or other reproduction of a security agreement or a financing statement is sufficient as a financing statement.

(c) The Assignor shall fully, promptly, and faithfully comply with and perform its obligations and duties under the Contract in accordance with the terms thereof and will make no changes or amendments to the Contract or terminate or cancel the Contract without the prior written consent of the Agent except as permitted by the Security Agreement. In the event that any change, amendment, termination or cancellation of the Contract is made or effected by the Government, the Assignor will promptly notify the Agent thereof and promptly furnish to the Agent a copy of any document or agreement evidencing any such change, amendment, termination, or cancellation.

(d)      The Assignor will promptly

     (i) furnish to the Agent all information received by the Assignor affecting the moneys due and to become due under the Contract, (ii) inform the Agent of any delay in performance of, or claims made in regard to, the Contract, and
(iii) notify the Agent in writing of the failure of any party to the Contract to perform any of its obligations thereunder and any rejection of any performance rendered by the Assignor under or in connection with the Contract. (e) The Assignor will at all times keep accurate and complete records of performance by the Assignor under the Contract, and the Agent and its agents shall have the right, during normal business hours and upon reasonable advance notice, to call at the place or places of business of the Assignor at intervals to be determined by the Agent, and without hindrance or delay, to inspect, audit, check, and make extracts from the books, records, journals, orders, receipts, correspondence, and other data relating to the Contract or to any other transactions between the parties hereto related to the Contract.

5. Payments. The Assignor hereby authorizes, empowers, and directs the Government to draw all checks, drafts, or other instruments representing the payments of money due the Assignor under the Contract (herein called the "Items of Payment") to the order of NationsBank, N.A., assignee of Assignor, and to send the same (i) if by mail, to , (ii) if by electronic transfer, to BANK OF AMERICA, N.A. d/b/a Nationsbank, N.A., successor to NationsBank, N.A., for the account of ________________, Bank Account #__________, Agent ABA#_________, or
(iii) if by wire transfer, to BANK OF AMERICA, N.A. d/b/a Nationsbank, N.A., successor to NationsBank, N.A., for the account of _________________________, Bank Account #_______, ABA#___________. If, despite this direction, any instruments or checks representing payments should be delivered to the Assignor, the Assignor will immediately endorse and deliver such instruments or checks to the order of the Agent. The Assignor does hereby irrevocably (subject to revocation with the consent of the Agent) designate and appoint (which appointment is coupled with an interest) the Agent, and the Agent's successors in interest by operation of law, the Assignor's true and lawful attorney with power irrevocable for the Assignor and in the Assignor's name, place, and stead, but at the sole cost and expense of the Assignor, to receive, endorse, and collect all Items of Payment, and to ask, demand, receive, receipt, and give acquittances for any and all amounts which may be payable or which become due and payable by the Government under the Contract, and in the Agent's discretion to file any claim or to take any other action or proceeding, either in the Agent's own name or in the name of the Assignor or otherwise, which to the Agent or any successor in interest thereof may seem necessary or desirable in order to collect or endorse the payment of any and all amounts now due or owing or which may hereafter be or become due or owing on account of the Contract. All Items of Payment received by the Agent pursuant hereto which are finally paid in cash or solvent credits shall be applied against the Obligations as provided in the Security Agreement. Any portion of the Items of Payment which the Agent elects not to so apply shall be paid over to the Assignor or to whomsoever shall be entitled thereto under applicable law, including pursuant to Section 9-504(1)(C) of the Uniform Commercial Code of the Commonwealth of Virginia.

6. No Waiver. Neither this Agreement nor any term, condition, representation, warranty, covenant, or agreement hereof may be changed, waived, discharged, or terminated orally, but only by an instrument in writing by the party against whom such change, waiver, discharge, or termination is sought.

7. Governing law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE COMMONWEALTH OF VIRGINIA, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS.

8. Gender. Whenever used herein, the singular number shall include the plural, the plural the singular, and the use of the masculine, feminine, or neuter gender shall include all genders.

     9. Counterparts. This Agreement may be executed in any number of duplicate originals, each of which shall be an original but all of which together shall constitute one and the same instrument.

     10. Paragraph Headings. The paragraph headings of this Agreement are for convenience only and shall not limit or define the provisions of this Agreement.

         IN WITNESS WHEREOF, Assignor and the Agent have caused this Agreement to be duly executed and delivered by their respective representatives thereunto duly authorized as of the date first above written.
                                               GKMG CONSULTING SERVICES, INC.

ATTEST:



                 , Secretary
                                                     By:
[Corporate Seal]                                     Name:
                                     Title:
WITNESS:




                           BANK OF AMERICA, N.A. d/b/a
NationsBank, N.A., successor to                              NationsBank, N.A.

ATTEST:

                 , Secretary
                                                     By:
                                     Title:
WITNESS:

     Appendix A To Assignment of Federal Contract
                             Notice of Assignment



     Date: ____________

To:      Contracting Officer
[Address]



     Re: CONTRACT NUMBER ___________ (the "Contract") MADE BY THE UNITED STATES OF AMERICA

                 By:      Department of the [Applicable U.S. Government Agency]
                                    [Address]

                                    with [Name of Subsidiary] (the "Contractor")
                                            [Address]

             for manufacture and support of a [Brief description of
                              Subject of Contract]

                                    dated _______________

PLEASE TAKE NOTICE that moneys due or to become due under the Contract have been assigned to BANK OF AMERICA, N.A. d/b/a Nationsbank, N.A., successor to NationsBank, N.A., pursuant to the provisions of the Assignment of Claims Act of 1940, as amended (31 USC ss. 3727 and 41 USC ss. 15). A true copy of the Assignment executed by the Contractor on the date hereof (the "Assignment") is attached to the original of this Notice of Assignment. Please file this original Notice of Assignment along with the copy of the Assignment in the contract file for the Contract and forward one of the enclosed copies of this Notice of Assignment to the current disbursing office for the Contract. Payments due or to become due under the Contract should be made (i) if by mail, to BANK OF AMERICA, N.A. d/b/a Nationsbank, N.A., successor to NationsBank, N.A., ____________________, (ii) if by electronic transfer, to BANK OF AMERICA, N.A. d/b/a Nationsbank, N.A., successor to NationsBank, N.A., for the account of ______________________, Bank Account #__________, Agent ABA#_____________, and
(iii) if by wire transfer, to BANK OF AMERICA, N.A. d/b/a Nationsbank, N.A., successor to NationsBank, N.A., for the account of __________________________, Bank Account #_________, ABA#_________. Please return enclosed copies of this Notice of Assignment with appropriate notations showing the date and hour of receipt, and duly signed by the person acknowledging receipt on behalf of the addressee, to Bank of America, 6610 Rockledge Drive, Bethesda, Maryland 20817,
Attention: James W. Gaittens, Senior Vice President.
                                        Very truly yours,

                                       GKMG CONSULTING SERVICES, INC.

                                     By:      ________________________________
                                      Name:
                                     Title:

Receipt is hereby acknowledged of the above notice and a copy of the above mentioned instrument of assignment. These were received at _________[A.M.] [P.M.] on ______________________, 199__.



                                           ------------------------------------
                                      Name:
                                     Title:



                        on behalf of Contracting Officer
                                    [Address]